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                                                                    EXHIBIT 10.1

                              $7,000,000 Term Loan

                            $2,500,000 Revolving Loan

                       AMENDED AND RESTATED LOAN AGREEMENT

                                     between

                       Clearwater Fund IV, LLC, as Lender

                                       and

              MEHL/Biophile International Corporation, as Borrower

                             Dated: January 30, 1998
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                                TABLE OF CONTENTS

                                                                            Page

SECTION 1.  Definitions......................................................  1

SECTION 2.  Term Loan; Revolving Loan........................................  7
2.1  Term Loan...............................................................  7
2.2  Revolving Loan..........................................................  7
2.3  Borrowing Notices; Borrowings...........................................  7
2.4  Use of Proceeds.........................................................  8
2.5  Interest................................................................  8
2.6  Repayment and Prepayment of Loans.......................................  9

SECTION 3.  Conditions Precedent............................................. 11
3.1  Representations and Warranties.......................................... 11
3.2  Performance; No Default................................................. 11
3.3  Borrowing Notice........................................................ 11
3.4  Note.................................................................... 11
3.5  Security Documents...................................................... 11
3.6  Consents, etc........................................................... 11
3.7  Legal Matters........................................................... 12
3.8  Corporate Proceedings and Documents..................................... 12
3.9  Opinion of Counsel...................................................... 12
3.10  Other Items............................................................ 12

SECTION 4.  Representations and Warranties................................... 12
4.1  Organizational Status................................................... 12
4.2  Organizational Power and Authority, Capital, etc........................ 12
4.3  No Violation............................................................ 12
4.4  Litigation.............................................................. 13
4.5  Use of Proceeds......................................................... 13
4.6  Governmental Approvals, etc............................................. 13
4.7  Investment Company Act.................................................. 13
4.8  Financial Condition; Financial Statements; Projections.................. 13
4.9  Security Interests...................................................... 14
4.10  Tax Returns and Payments............................................... 14
4.11  ERISA.................................................................. 14
4.12  Subsidiaries........................................................... 14
4.13  Patents, Copyrights, Trademarks, etc................................... 14
4.14  Compliance With Laws, etc.............................................. 15
4.15  Properties............................................................. 15
4.16  Collective Bargaining Agreements....................................... 15
4.17  Indebtedness Outstanding............................................... 15
4.18  Liens.................................................................. 15


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4.19  Agreements............................................................. 15
4.20  Bank Accounts.......................................................... 15
4.21  Full Disclosure........................................................ 15
4.22  SEC Filings............................................................ 15

SECTION 5.  Affirmative Covenants............................................ 15
5.1  Information Covenants................................................... 16
5.2  Books, Records and Inspections.......................................... 17
5.3  Maintenance of Property; Licenses; Insurance............................ 17
5.4  Payment of Taxes........................................................ 18
5.5  Maintain Existence...................................................... 18
5.6  Compliance With Statutes, etc........................................... 18
5.7  Performance of Obligations.............................................. 18
5.8  Notice of Litigation.................................................... 18
5.9  Bank Statements......................................................... 18

SECTION 6.  Negative Covenants............................................... 19
6.1  Changes in Business..................................................... 19
6.2  Liens................................................................... 19
6.3  Indebtedness............................................................ 19
6.4  Advances, Investments and Notes......................................... 19
6.5  Modification of Organizational Documents................................ 19
6.6  Dividends, etc.......................................................... 19
6.7  Disbursements; Other Bank Accounts...................................... 20
6.8  Subsidiaries............................................................ 20
6.9  Disposition of Assets................................................... 20
6.10  ERISA.................................................................. 20
6.11  Mergers and Acquisitions............................................... 20
6.12  Limitations on Issuances of Common Stock............................... 20
6.13  Press Releases......................................................... 20

SECTION 7.  Events of Default................................................ 20
7.1  Payments................................................................ 20
7.2  Representations, etc.................................................... 21
7.3  Covenants............................................................... 21
7.4  Default Under Other Agreements.......................................... 21
7.5  Bankruptcy, etc.  ...................................................... 21
7.6  Security Documents...................................................... 21
7.7  Judgments............................................................... 22

SECTION 8.  Miscellaneous.................................................... 22
8.1  Payment of Expenses, etc................................................ 22
8.2  Right of Set-off........................................................ 23
8.3  Notices................................................................. 23


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8.4  Benefit of Agreement.................................................... 23
8.5  No Waiver; Remedies Cumulative.......................................... 23
8.6  Corporate Governance; Options........................................... 24
8.7  Governing Law; Submission to Jurisdiction; Venue........................ 24
8.8  Counterparts............................................................ 24
8.9  Headings Descriptive.................................................... 25
8.10  Amendment or Waiver.................................................... 25
8.11  WAIVER OF JURY TRIAL................................................... 25
8.12  Independence of Covenants.............................................. 25
8.13  Entire Agreement....................................................... 25
8.14  Execution by Facsimile Transmission.................................... 25


EXHIBITS

         Exhibit A -       Form of Cash Collateral Agreement
         Exhibit B -       Form of Guaranty
         Exhibit C -       Form of Pledge Agreement
         Exhibit D -       Form of Revolving Note
         Exhibit E -       Form of Security Agreement
         Exhibit F -       Form of Term Note
         Exhibit G -       Capital Contribution Agreement

SCHEDULES

         Schedule 4.8 - Changes in Financial Position or Operations
         Schedule 4.12 - Subsidiaries
         Schedule 4.13 - Intellectual Property
         Schedule 4.17 - Indebtedness
         Schedule 4.20 - Bank Accounts
         Schedule 6.2 - Permitted Liens


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         AMENDED AND RESTATED LOAN AGREEMENT, dated January 30, 1998, between
MEHL/Biophile International Corporation, a Delaware corporation (the "Borrower"), and Clearwater Fund IV, LLC, a Delaware limited liability company (the "Lender").

                                   WITNESSETH:

         WHEREAS, Borrower and Lender are party to that certain Loan Agreement, dated as of August 5, 1997, as amended by Amendment No. 1 thereto dated January 16, 1998 (the "Original Loan Agreement"), pursuant to which Lender has advanced loans to Borrower in the principal amount of $7,000,000 (the "Original Loan");

         WHEREAS, Borrower desires to borrow up to an additional $2,500,000 from Lender on a revolving credit basis, the proceeds of which shall be applied to working capital needs of the Borrower, and Lender is prepared to loan up to such additional amount to Borrower; and

         WHEREAS, Borrower and Lender desire to amend and restate the Original Loan Agreement in order to set forth the terms of the Original Loan and the Revolving Loan.

         NOW, THEREFORE, for good and valuable consideration, the parties hereto agree that the Original Loan Agreement is hereby amended and restated as follows:

         SECTION 1. Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular, the plural, and in the plural, the singular:

         "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other interests, by contract or otherwise).

         "Agreement" means this Amended and Restated Loan Agreement, as the same may after its execution be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "Bank Accounts" has the meaning provided in Section 4.20.

         "Bankruptcy Code" means Chapter 11 U.S.C. Section 101 et seq. (as now or hereinafter in effect or any successor thereto).

         "Borrower" has the meaning ascribed to such term in the preamble.

         "Borrowing Date" means the Business Day specified in each Borrowing Notice as the date on which Borrower requests Lender to make a Revolving Advance.
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         "Borrowing Notice" has the meaning provided in Section 2.3.

         "Borrowing Rate" has the meaning provided in Section 2.5.

         "Business Day" means any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close.

         "Capital Lease" of any Person means any lease of or other agreement conveying the right to use any property (whether real, personal or mixed) by that Person as lessee or other like user which, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person, together with any renewals of such leases (or entry into new leases) on substantially similar terms.

         "Capitalized Lease Obligations" of any Person means all obligations under Capital Leases of such Person, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

         "Cash" means money, currency or a credit balance in a deposit account.

         "Cash Collateral Agreement" means the Cash Collateral Agreement to be executed by Smith Barney Inc., Borrower and Lender substantially in the form of Exhibit A, as the same may be amended from time to time.

         "Cash Equivalents" means (i) securities issued, or directly and fully guaranteed, or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than three years from the date of acquisition, (ii) marketable direct obligations issued by any State of the United States of America, or any local government, or other political subdivision thereof rated (at the time of acquisition of such security) at least AA by Standard & Poor's Corporation ("S&P") or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's"), having maturities of not more than one year from the date of acquisition, (iii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or any bank whose short-term commercial paper rating (at the time of acquisition of such security) by S&P is at least A-1 or the equivalent thereof or by Moody's is at least P-1 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than six months from the date of acquisition, (iv) commercial paper and variable or fixed rate notes issued by any Approved Bank or by the parent company of any Approved Bank and (v) commercial paper and variable rate notes issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating (at the time of acquisition of such security) of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long-term unsecured debt rating (at the time of acquisition of such security) of at least AA or the equivalent


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thereof by S&P or at least the equivalent thereof by Moody's, and in each case maturing within one year after the date of acquisition.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

         "Collateral" means all of the Collateral as defined in the Security Documents.

         "Contingent Obligations" means, as to any Person, without duplication, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the maximum amount that such Person may be obligated to expend pursuant to the terms of such Contingent Obligation or, if such Contingent Obligation is not so limited, the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "Dollar(s)" means lawful money of the United States of America.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement, and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

         "ERISA Affiliate" means any entity, whether or not incorporated, which is under common control or would be considered a single employer with Borrower within the meaning of Section 414(b), (c), (m), (n) or (o) of the Code and regulations promulgated under those sections or within the meaning of section 4001(b) of ERISA and regulations promulgated under that section.


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         "Event of Default" has the meaning ascribed to such term in Section 7.

         "Financial Statements" has the meaning ascribe to such term in Section 4.8.

         "GAAP" means generally accepted accounting principles in the United States of America, as in effect from time to time.

         "Governmental Authority" means any federal, state, local or other governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body or any subdivision thereof.

         "Guaranties" means the personal guaranties of the Obligations issued by Thomas Mehl, Sr. and Ann Marie Mehl in favor of Lender, in the form of Exhibit B, as each may be amended, supplemented or otherwise modified from time to time.

         "Indebtedness" of any Person means, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed by such first Person, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, and (viii) all Contingent Obligations of such Person; provided that Indebtedness shall not include trade payables, accrued expenses, deferred taxes and accrued income taxes, in each case arising in the ordinary course of business.

         "Intellectual Property" has the meaning ascribed to such term in
Section 4.13.

         "Inventory" means Borrower's presently owned and hereafter acquired goods which are held for sale or lease.

         "Knowledge" means with respect to Borrower, what the executive officers of Borrower actually know or should have known given diligent inquiry.

         "Lender" has the meaning ascribed to such term in the preamble.

         "Lender Designees" means Mr. Hans Frederic Heye, Mr. Gerard Melia and Mr. Jack Forrest.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien, claim, hypothecation, assignment for security or charge of any kind (including any agreement to give


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any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

         "Loan Documents" means this Agreement, the Security Documents and the Notes.

         "Loans" means the Term Loan and the Revolving Loan.

         "Material Adverse Effect" means, (i) any material adverse effect with respect to the operations, business, properties, assets, nature of assets, liabilities (contingent or otherwise), financial condition of Borrower, or (ii) any fact or circumstance as to which, singly or in the aggregate, there is a reasonable likelihood of (x) a material adverse change described in clause (i) with respect to Borrower, or (y) the inability of Borrower to perform in any material respect its Obligations hereunder or under any of the other Loan Documents or the inability of Lender to enforce in any material respect their rights purported to be granted hereunder or under any of the other Loan Documents or the Obligations (including realizing on the Collateral).

         "Material Agreement" has the meaning ascribed to such term in Section
4.18 hereof.

         "Mehl Directors" means the directors of Borrower who are not Lender Designees.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA with respect to which Borrower or any of its ERISA Affiliates is or has been required to contribute.

         "Notes" means the Term Note and Revolving Note.

         "Obligations" means all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to Lender pursuant to the terms of this Agreement or any other Loan Document.

         "Original Loan" has the meaning ascribed to such term in the preamble.

         "Original Loan Agreement" has the meaning ascribed to such term in the preamble.

         "Pension Plan" means any employee benefit pension plan as defined in
Section 3(2) of ERISA (other than a Multiemployer Plan) that is subject to Title IV of ERISA and that is or has been maintained by or to which contributions are or have been made by Borrower or any of its ERISA Affiliates.

         "Permitted Liens" has the meaning provided in Section 6.2.


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         "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any governmental or political subdivision or any agency, department or instrumentality thereof.

         "Pledge Agreement" means the Pledge Agreement to be executed Thomas Mehl, Sr. and Ann Marie Mehl in favor of Lender in the form of Exhibit C, as the same may be amended from time to time.

         "Public Filings" has the meaning ascribe to such term in Section 4.8.

         "Revolving Advance" has the meaning ascribed to such term in Section
2.2 hereof.

         "Revolving Loan" has the meaning ascribed to such term in Section 2.2 hereof.

         "Revolving Loan Maturity Date" has the meaning ascribed to such term in
Section 2.6(b) hereof.

         "Revolving Note" means the note to be executed by Borrower in favor of Lender substantially in the form of Exhibit D, as the same may be amended or otherwise modified from time to time.

         "Security Agreement" means the Security Agreement to be executed by Borrower in favor of Lender substantially in the form of Exhibit E, as the same may be amended, supplemented or otherwise modified from time to time.

         "Security Documents" means the Security Agreement, the Pledge Agreements, the Cash Collateral Agreement and the Guaranties, and any other agreements or instruments utilized to pledge as Collateral for the Obligations any property or assets of whatever kind or nature.

         "Subsidiary" of any Person means and includes (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person, directly or indirectly through Subsidiaries, and (ii) any partnership, association, joint venture or other entity in which such Person, directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time.

         "Taxes" has the meaning ascribed to such term in Section 2.6(h).

         "The Cash Account" has the meaning ascribed to such term in the Cash Collateral Agreement.


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         "Term Loan Maturity Date" has the meaning ascribed to such term in
Section 2.6(a) hereof.

         "Term Note" means the note to be executed by Borrower in favor of Lender substantially in the form of Exhibit F, as the same may be amended or otherwise modified from time to time.

         "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

         SECTION 2. Term Loan; Revolving Loan.

         2.1 Term Loan. Borrower and Lender acknowledge and agree that the Original Loan shall be governed by the terms and conditions of this Agreement. Concurrently with execution and delivery of the Term Note and other Loan Documents, Lender shall cancel the Original Note and return same to Borrower and the indebtedness represented by the Original Note, including any accrued and unpaid interest on the principal amount thereof, shall thereupon be represented by the Term Note and subject to the terms and conditions of this Agreement. The Lender shall endorse on the schedule attached to the Term Note (or any continuation thereof) the date and amount of all payments on account of the Term Loan. All entries shall be presumed correct, absent manifest error. Notwithstanding the foregoing, the failure by Lender to make such entries shall not affect the rights of Lender or the obligations of Borrower under any of the Loan Documents.

         2.2 Revolving Loan. Subject to and upon the terms and conditions set forth herein, Lender agrees to lend to Borrower, at any time or from time to time on or after the date hereof and before the Revolving Loan Maturity Date, such amounts as may be requested by Borrower in accordance with the terms of this Agreement (each such borrowing, a "Revolving Advance" and the outstanding principal balance of all Revolving Advances from time to time, the "Revolving Loan"); provided, however, that the aggregate unpaid principal amount of the Revolving Advances outstanding at any time shall not exceed $2,500,000. Each Revolving Advance shall be in an amount equal to $50,000 or an integral multiple of $50,000 in excess thereof and shall be made on the Borrowing Date specified in the Borrowing Notice requesting such Revolving Advance. Subject to and upon the terms and conditions set forth herein, Borrower may borrow, repay (without premium or penalty) and reborrow the Revolving Loan. The Revolving Loan shall be evidenced by, and be repayable with interest in accordance with the terms of, the Revolving Note. Lender shall endorse on the schedule attached to the Revolving Note (or any continuation thereof) the date and amount of all Revolving Advances and payments on account of the Revolving Loan. All entries shall be presumed correct, absent manifest error. Notwithstanding the foregoing, the failure by Lender to make such entries shall not affect the rights of Lender or the obligations of Borrower under any of the Loan Documents.

         2.3 Borrowing Notices; Borrowings. (a) To request a Revolving Advance, Borrower shall deliver to Lender written notice of such request (each such written notice, a "Borrowing Notice"), which Borrowing Notice shall be irrevocable and shall be effective only


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if received by Lender not later than 1:00 P.M. Eastern Standard time one
Business Day prior to the requested Borrowing Date. A Borrowing Notice shall state the principal amount of the requested Revolving Advance and the Borrowing Date for such Revolving Advance, shall be accompanied by a certificate of the Secretary or other executive officer of Borrower which certifies that such request for a Revolving Advance was duly authorized and approved by the Board of Directors of Borrower, and shall certify (i) that all representations and warranties made by Borrower contained in the Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the applicable Borrowing Notice (unless any such representation or warranty speaks as of a particular date, in which case it shall be true as of such date), and (ii) that no Default or Event of Default has occurred and is continuing as of the date of the applicable Borrowing Notice, or would result from the proposed borrowing requested by such Borrowing Notice as a result of the application of the proceeds therefrom.

         (b) Following receipt of a Borrowing Notice delivered in accordance with Section 2.3(a) hereof, on the applicable Borrowing Date, Lender shall deposit the amount of applicable Revolving Advance, by wire transfer of immediately available funds, to the Cash Collateral Account, or to such other account or Person for the account of Borrower, as Borrower shall request and Lender shall approve in its sole and absolute discretion.

         2.4 Use of Proceeds. Borrower shall use the proceeds of the Loans to pay for working capital purposes.

         2.5 Interest. (a) Borrower shall pay interest on the outstanding principal amount of each Loan at the rate of fifteen (15%) percent per annum (the "Borrowing Rate"), in arrears on the first Business Day of each month. Notwithstanding the foregoing, Borrower shall, on demand, pay interest on each Loan and any portion thereof, and on any other amount payable by Borrower hereunder (to the extent permitted by law), which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof until the same are paid in full at a rate equal to the Borrowing Rate plus two (2%) percent per annum. Interest payable pursuant to this Agreement shall be calculated on the basis of actual days elapsed over a 365 day year.

         (b) Anything in this Agreement or the Note to the contrary notwithstanding, the obligation of Borrower to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to Lender to the extent that Lender's receipt thereof would not be permissible under the law or laws applicable to Lender limiting rates of interest which may be charged or collected by Lender. Any such payments of interest which are not made by Borrower as a result of the limitation referred to in the preceding sentence shall be made by Borrower to Lender on the earliest interest payment date or dates on which the receipt thereof would be permissible under the laws applicable to Lender limiting rates of interest which may be charged or collected by Lender. Such deferred interest shall not bear interest.


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
         2.6 Repayment and Prepayment of Loans. (a) Subject to mandatory prepayment of the Loans as provided herein, the outstanding principal amount of the Term Loan shall be repaid in full, together with all accrued and unpaid interest thereon, on April 15, 1998 (the "Term Loan Maturity Date"); provided, however, that, provided no Default or Event of Default shall have occurred and be continuing immediately prior to the then current Term Loan Maturity Date, the Term Loan Maturity Date shall be extended by an additional thirty (30) days for each one million dollar ($1,000,000) prepayment of principal of the Term Loan made by the Borrower in accordance with this Section 2.6. Partial payments totalling less than one million dollars ($1,000,000) shall not result in an extension of the Term Loan Maturity Date.

         (b) Subject to mandatory prepayment of the Loans as provided herein, the outstanding principal amount of the Revolving Loan shall be repaid in full, together with all accrued and unpaid interest thereon, on May 31, 1999 (the "Revolving Loan Maturity Date").

         (c) Borrower shall, at any time, and from time to time, be entitled to prepay any portion of the principal amount of the Loans, without premium or penalty, provided, that (i) all such prepayments shall be made together with accrued interest through the date of prepayment on the principal amount being prepaid and (ii) the Lender shall have received at least one Business Days' prior written notice of such prepayment which notice states the proposed date of prepayment and the amount of principal and interest being prepaid. All principal and interest payable by Borrower pursuant to this Agreement shall be paid in Dollars to an account specified in writing by Lender from time to time, no later than 1:00 p.m. on the date specified for payment.

         (d) Borrower shall make a prepayment (without premium or penalty) with respect to the principal amount of the Term Loan, and there shall immediately become due and payable when received by the Borrower:

         (i) an amount equal to ten percent (10%) of the gross proceeds of the sale by the Borrower of any hair removal laser systems;

         (ii) an amount equal to ten percent (10%) of the gross proceeds of the financing by the Borrower of any hair removal laser systems (including the Medcap financing and any similar financing program);

         (iii) an amount equal to one hundred percent (100%) of the outstanding principal amount of the Term Loan, and all accrued and unpaid interest thereon (and any fees, costs and expenses payable pursuant to any of the Loan Documents), from the net proceeds of any sale by the Borrower of its debt or equity securities (or any combination thereof) in one or a series of related transactions for an amount in excess of ten million dollars ($10,000,000); and

         (iv) an amount equal to the lesser of (i) twenty five percent (25%) of the outstanding principal amount of the Term Loan, and all accrued and unpaid interest


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
    thereon and (ii) the net proceeds of a sale by the Borrower of its debt or equity securities (or any combination thereof) in one or a series of related transactions which results in gross proceeds equal to or less than ten million dollars ($10,000,000), in each case from the net proceeds of such a sale of debt or equity securities.

         (e) Borrower shall make a prepayment (without premium or penalty) with respect to the principal amount of the Revolving Loan, and there shall immediately become due and payable when received by the Borrower, an amount equal to one hundred percent (100%) of the outstanding principal amount of the Revolving Loan, and all accrued and unpaid interest thereon (and any fees, costs and expenses payable pursuant to any of the Loan Documents) from the proceeds of any sale by the Borrower of its debt or equity securities (or any combination thereof) in one or a series of related transactions, to the extent such proceeds are not required pursuant to Section 2.6(d) hereof to be applied towards a prepayment of the Term Loan.

         (f) Borrower shall make a prepayment (without premium or penalty) with respect to the principal amount of the Revolving Loan, and there shall immediately become due and payable, an amount equal to the sum of (x) one hundred percent (100%) of the outstanding principal amount of the Term Loan and
(y) one hundred percent (100%) of the outstanding principal amount of the Revolving Loan, together with all accrued and unpaid interest on each Loan (and any fees, costs and expenses payable pursuant to any of the Loan Documents) on April 30, 1998, unless Lender shall have received a certificate of the Secretary or other executive officer of Borrower certifying that a business plan through December 1999 has been duly adopted and approved by the Board of Directors of Borrower.

         (g) All payments received by Lender from Borrower shall be applied first, to pay all fees, costs and expenses of Lender then due and payable under the Loan Documents, second, to pay accrued and unpaid interest on each Loan and third, to repay the outstanding principal balance of the applicable Loan.

         (h) All payments by Borrower under this Agreement or under any other Loan Document shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof, other than any tax on or measured by the income of Lender pursuant to the income tax laws of the United States or of any other jurisdiction (collectively, "Taxes")) shall not be less than the amounts otherwise specified to be paid under this Agreement and/or any other Loan Document. A certificate as to the calculation of any additional amounts payable to Lender under this Section 2.6(h) submitted to Borrower by Lender shall, absent manifest error, be final, conclusive and binding for all purposes upon all parties hereto. With respect to each deduction or withholding for or on account of any Taxes, Borrower shall promptly furnish to Lender such certificates, receipts and other documents as may be required (in the reasonable judgment of Lender) to establish any tax credit to which Lender may be entitled.

         (i) Without prejudice to the provisions of paragraph (h) of this
Section 2.6, if Borrower is required by law to make any payment on account of Taxes on or in relation to any sum received or receivable under this Agreement and/or the other Loan Documents by Lender or any liability for Taxes in respect of any such payment is imposed, levied or assessed against Lender, Borrower will promptly indemnify Lender against such Tax payment or liability, together with any interest, penalties and reasonable expenses (including counsel fees and expenses) payable or incurred in connection therewith, including any tax arising by virtue of payments under this Section 2.6(h), computed in a manner consistent with paragraph (d) of this Section 2.6. A certificate by Lender as to the calculation and amount of such payments shall, absent manifest error, be final, conclusive and binding upon all parties hereto for all purposes.

         SECTION 3. Conditions Precedent. The obligation of Lender to make each Revolving Advance (unless otherwise specified) is subject to the satisfaction of each of the following conditions precedent:

         3.1 Representations and Warranties. The representations and warranties of Borrower made in this Agreement and the other Loan Documents, and each of the representations and warranties of Borrower or any officer of Borrower contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement, shall be true and correct when made and on the Borrowing Date of each Revolving Advance (unless such representations and warranties expressly relate to an earlier date).

         3.2 Performance; No Default. Borrower shall have performed and complied with all agreements and conditions contained in the Loan Documents required to be performed or complied with by it and after giving effect to each Loan (and the application of the proceeds thereof as contemplated by this Agreement) no Default or Event of Default shall have occurred and be continuing.

         3.3 Borrowing Notice. Lender shall have received a Borrowing Notice relating to such Revolving Advance.

         3.4 Note. As of the applicable Borrowing Date, the Notes shall be in full force and effect and no challenge to the validity or enforceability thereof shall have been threatened or initiated.

         3.5 Security Documents. Each of the Security Documents shall be in full force and effect and grant, create or perfect the Liens, rights, powers, priorities, remedies and benefits contemplated therein, no default shall exist thereunder and no challenge to the validity or enforceability thereof shall have been threatened or initiated.

         3.6 Consents, etc. All material Governmental Authority and third party approvals and consents, if any, in connection with the transactions contemplated by the Loan Documents shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority, and evidence thereof shall be delivered to Lender. There shall not exist any judgment, order, injunction or other restraint issued or filed with respect to the making of the Revolving Advance.

         3.7 Legal Matters. All legal matters incident to the making of each Loan shall be satisfactory to counsel to Lender.

         3.8 Corporate Proceedings and Documents. With respect to the initial Revolving Advance only, Lender shall have received a certificate executed by the Secretary of Borrower, certifying as to evidence of all corporate action taken by Borrower to authorize the borrowing of each Loan and the execution, delivery and performance of each of the Loan Documents.

         3.9 Opinion of Counsel. With respect to the initial Revolving Advance only, counsel to Borrower shall have delivered its legal opinion, in form and substance satisfactory to Lender's counsel, on such matters as shall be requested by Lenders counsel.

         3.10 Other Items. Borrower shall provide such other certificates, approvals, documents, opinions and agreements as Lender shall reasonably request.

All of the certificates and documents referred to in this Section 3 shall be satisfactory in form and substance to Lender.

         SECTION 4. Representations and Warranties. In order to induce Lender to enter into this Agreement and make each Revolving Advance, Borrower makes the following representations and warranties to Lender, all of which shall survive the execution and delivery of this Agreement and the making of each Revolving Advance.

         4.1 Organizational Status. Borrower (i) is a duly organized and validly existing corporation under the laws of the State of Delaware and has the power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (ii) is in good standing in its jurisdiction of organization and is duly qualified or authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified or authorized except where the failure to be so qualified or authorized would not have a Material Adverse Effect.

         4.2 Organizational Power and Authority, Capital, etc. Borrower has the requisite power and authority to execute, deliver and carry out the terms and provisions of the Loan Documents and has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents. This Agreement constitutes, and each other Loan Document (when executed and delivered by Borrower) will constitute, the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms.

         4.3 No Violation. Neither the execution, delivery and performance by Borrower of any of the Loan Documents, nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of Borrower (or the Liens created by the Security Documents) pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which Borrower is a party or by which the property or assets are bound or to which they may be subject, or (iii) will violate any provision of the bylaws or the certificate of incorporation of Borrower.

         4.4 Litigation. Other than as set forth in the Public Filings (as defined below), there are no actions, judgments, suits or proceedings pending or, to Borrower's Knowledge, threatened as to which there is a reasonable possibility of a Material Adverse Effect.

         4.5 Use of Proceeds. The use of the proceeds of each Loan will not violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

         4.6 Governmental Approvals, etc. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any third party or any Governmental Authority (other than those orders, consents, approvals, licenses, authorizations or validations which have previously been obtained and except for filings to perfect security interests granted pursuant to the Security Documents), is required to authorize or is required in connection with (i) the execution, delivery and performance of any Loan Document or the transactions contemplated therein or (ii) the legality, validity, binding effect or enforceability of any Loan Document.

         4.7 Investment Company Act. Borrower is not, and after giving effect to the transactions contemplated hereby will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         4.8 Financial Condition; Financial Statements; Projections. The financial statements (the "Financial Statements") included in Borrower's latest Annual Report on Form 10-KSB and Borrower's latest Quarterly Report on Form 10-QSB (the "Public Filings") have been prepared in accordance with GAAP, applied on a consistent basis, during the respective periods, except as therein noted. The Financial Statements present fairly the financial position of Borrower as of such dates and the results of operations and changes in cash flows and shareholders' equity for such periods. Borrower does not have any material obligation or liability, individually or in the aggregate, of the nature required to be disclosed in financial statements prepared in accordance with GAAP that is not disclosed in the Financial Statements. Other than as set forth on Schedule 4.8, subsequent to date of the balance sheet included in the latest Public Filing of Borrower, there has been no change in the financial position or operations of Borrower which could reasonably be expected to have a Material Adverse Effect.

         4.9 Security Interests. The Security Documents will create, in favor of Lender, as security for the Obligations purported to be secured thereby, a valid and enforceable first priority Lien upon all of the Collateral, superior to and prior to the rights of all third persons and subject to no other Liens except as provided in Section 6.2. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required provided for in each such Security Document.

         4.10 Tax Returns and Payments. Borrower has filed all tax returns required to be filed by it. Borrower has paid all federal, state, local and foreign income taxes (including, without limitation, franchise taxes based upon income) which have become due. Borrower knows of no proposed tax assessment against it that could reasonably be expected to have a Material Adverse Effect.

         4.11 ERISA. (a) Borrower and each of its ERISA Affiliates, if any, are in compliance in all material respects with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all employee benefit plans. Neither Borrower nor any of its ERISA Affiliates, if any, maintains, contributes to or is obligated to contribute to, or during the last five years has maintained, contributed to or was obligated to contribute to, any Pension Plan or Multiemployer Plan.

         (b) The execution, performance and delivery of the Loan Documents by any party thereto will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code for which an exemption therefrom is not available.

         4.12 Subsidiaries. Other than as set forth on Schedule 4.12, Borrower has no Subsidiaries and is not a partner in any partnership.

         4.13 Patents, Copyrights, Trademarks, etc. Schedule 4.13 sets forth all patents, copyrights, trademarks and service marks owned, possessed or licensed by Borrower. Borrower owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade secrets and know-how (collectively, the "Intellectual Property"), that are necessary for the operation of its business. No claim is pending, or to Borrower's Knowledge threatened, to the effect that Borrower infringes upon or conflicts with the asserted rights of any other person under any Intellectual Property, which, if adversely determined, would have a Material Adverse Effect. Except as disclosed in the Public Filings, no claim is pending, or to Borrower's Knowledge threatened, to the effect that any such Intellectual Property owned or licensed by Borrower or which Borrower otherwise has the right to use is invalid or unenforceable by Borrower, which, if adversely determined, would have a Material Adverse Effect.

         4.14 Compliance With Laws, etc. Borrower is in compliance with all material laws and regulations of all Governmental Authorities, the violation of which would have a Material Adverse Effect.

         4.15 Properties. Borrower does not own any Real Property. Borrower owns or has valid leasehold interests in all of its properties and assets, free and clear of all Liens except for Permitted Liens. Borrower holds all material licenses, permits, leases, certificates of occupancy or operation and similar certificates and clearances of municipal and other authorities necessary to own and operate its properties.

         4.16 Collective Bargaining Agreements. There are not currently any collective bargaining or similar agreements applicable to Borrower.

         4.17 Indebtedness Outstanding. Schedule 4.17 sets forth all Indebtedness of Borrower for borrowed money as of the date hereof.

         4.18 Liens. There are no Liens affecting any of Borrower's assets or properties, including the Collateral, other than Permitted Liens.

         4.19 Agreements. Borrower has performed all obligations required to be performed by it under each material agreement to which it is a party or by which it or its assets or properties may be bound (the "Material Agreements") and no event of default has occurred thereunder which would entitle the other party thereto to terminate such Material Agreement or accelerate Borrower's obligations thereunder, and no event has occurred which, with the lapse of time or the giving of notice or both, would constitute an event of default by Borrower thereunder, or to the Knowledge of Borrower, by any other party to any Material Agreement.

         4.20 Bank Accounts. Schedule 4.20 attached hereto lists each bank account maintained by Borrower and its Subsidiaries (the "Bank Accounts").

         4.21 Full Disclosure. No representation or warranty contained herein or any exhibit hereto nor any other certificate, statement or opinion, made or furnished in writing to Lender by or on behalf of Borrower in connection with this Agreement or the transactions contemplated herein, contains (in each case, as of its date) any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

         4.22 SEC Filings. Borrower's Public Filings do not contain any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements contained therein or herein not misleading.

         SECTION 5. Affirmative Covenants. Borrower covenants and agrees that until payment in full of the Obligations:

         5.1 Information Covenants. Borrower will furnish or cause to be furnished to Lender:

         (a) As soon as available after the close of each monthly accounting period, the balance sheet of Borrower as at the end of such monthly period and the related statements of operations, of shareholders' equity and of cash flows for such monthly period and for the elapsed portion of the fiscal year ended with the last day of such monthly period, each such statement to be certified by an appropriate officer of Borrower, which certificate shall state that such statements present fairly the balance sheet and related income, equity interests and cash flows of Borrower as of the dates and for the periods indicated, in conformity with GAAP applied on a basis consistent with prior years (except for such changes with which the independent certified accountants concur) and in each case setting forth comparative figures for the fiscal year budget, subject to normal year-end audit adjustments.

         (b) Before April 30, 1998, a budget of Borrower in reasonable detail for each month of its fiscal year, as customarily prepared by management for its internal use, setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based. Together with each delivery of financial statements pursuant to Section 5.1(a), a comparison of the current year to date financial results against the budgets required to be submitted pursuant to this Section 5.1(b) shall be presented.

         (c) At the time of the delivery of the financial statements provided for in Section 5.1(a), a certificate of an appropriate officer of each of Borrower to the effect that no Default or Event of Default exists, or, if any Default or Event of Default does exist, specifying the nature and extent thereof;

         (d) Promptly upon receipt thereof, a copy of each "management letter" submitted to Borrower by its independent accountants in connection with any compilation, review or audit made by them of the books of Borrower.

         (e) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by Borrower to its securityholders of all regular and periodic reports and all registration statements and prospectuses, if any, filed by Borrower with any securities exchange or with the United States Securities and Exchange Commission and of all press releases and other statements made available generally by Borrower to the public.

         (f) Prompt written notice (x) of any condition or event which constitutes a Default or Event of Default, (y) that any holder of any note or other evidence of Indebtedness of Borrower has given any notice to Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 7.4, or (z) of any event which could reasonably be expected to have a Material Adverse Effect.

         (g) Prompt written notice of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting Borrower or any property of any of Borrower not previously disclosed to Lender, which action, suit, proceeding, governmental investigation or arbitration which seeks (or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which seek) recovery from Borrower aggregating $100,000 or more. In addition to the requirements set forth in the previous sentence, Borrower upon request shall promptly give notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered to Lender pursuant to this Section 5.1(g) and provide such other information as may be reasonably available to it (exclusive of privileged documents) to enable Lender and its counsel to evaluate such matters.

         (h) On demand, such other information that Lender shall reasonably request.

         5.2 Books, Records and Inspections. Borrower will keep true books of records and accounts in which full and correct entries will be made of all of its business transactions and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP. Borrower will permit officers and designated representatives of Lender to visit and inspect any of the properties or assets of Borrower in whomsoever possession, and to examine the books of account of Borrower (and to make copies thereof at Borrower's expense) and discuss the affairs, finances and accounts of Borrower with, and be advised as to the same by, appropriate officers of Borrower, all at such reasonable times and intervals and to such reasonable extent as Lender may reasonably request.

         5.3 Maintenance of Property; Licenses; Insurance.

         (a) Borrower will exercise commercially reasonable efforts to maintain or cause to be maintained in good repair, working order and condition (subject to normal wear and tear) all properties used in its businesses and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

         (b) Borrower will maintain in full force and effect all of its rights, franchises, licenses and permits and other rights in or to use any licenses, patents, processes, trademarks, trade names or copyrights owned or possessed by it, except where such failure to keep in full force and effect such rights, franchises, licenses or permits could not reasonably be expected to have a Material Adverse Effect.

         (c) Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to their properties and business against loss or damage of the kinds customarily insured against by Persons of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons to the extent that such types and such amounts of insurance are available at commercially reasonable rates. Borrower will furnish to Lender, upon reasonable request, information as to the insurance carried, and will not cancel, without replacement, any such insurance without the consent of Lender, which consent shall not be unreasonably withheld.

         5.4 Payment of Taxes. Borrower will pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon their income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and Borrower will promptly pay and discharge all other taxes, assessments and governmental charges or levies imposed upon each of them or upon their income or profits, or upon any properties belonging to it, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of Borrower or cause a failure or forfeiture of title thereto, prior to the date on which material penalties attach thereto; provided that Borrower shall not be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings promptly instituted and diligently conducted, which proceedings have the effect of preventing the forfeiture or sale of the property or asset that may become subject to such Lien, if it has maintained adequate reserves with respect thereto in accordance with and to the extent required under GAAP.

         5.5 Maintain Existence. Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence rights and authority.

         5.6 Compliance With Statutes, etc. Borrower will comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, the non compliance of which would have a Material Adverse Effect.

         5.7 Performance of Obligations. Borrower will perform in all material respects all of their obligations under the terms of each Material Agreement, except where such nonperformance would not reasonably be expected to have a Material Adverse Effect.

         5.8 Notice of Litigation. Borrower will promptly notify Lender if it receives: (i) any notice of any violation or administrative or judicial complaint or order having been filed or about to be filed against it, including without limitation, all complaints or orders alleging violations of any law material to its business, (ii) any notice from any Governmental Authority or any other Person alleging that it is or may be subject to any liability under any law material to its business; and promptly upon receipt thereof, provide Lender with a copy of such notice together with a statement of the action it has or intends to take with respect thereto.

         5.9 Bank Statements. Borrower shall cause to be delivered to Lender copies of all statements and reports relating to each Bank Account, at such time as such statements and reports become available to Borrower.

         SECTION 6. Negative Covenants. Borrower covenants and agrees that while each Loan is outstanding, until each Note is paid in full, and until full and complete performance of the Obligations:

         6.1 Changes in Business. Borrower will not engage in any business other than business of Borrower currently conducted.

         6.2 Liens. Borrower will not directly or indirectly create, incur, assume or permit or suffer to exist any Lien upon or with respect to any item constituting Collateral, whether now owned or hereafter acquired, or sell any such Collateral subject to an understanding or agreement, contingent or otherwise, to repurchase such Collateral or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except for (i) Liens in favor of Lender, (ii) Liens expressly permitted by any Security Document, and (iii) Liens set forth on Schedule 6.2 to this Agreement, which are herein collectively referred to as "Permitted Liens."

         6.3 Indebtedness. Borrower will not contract, create, incur, assume or suffer to exist any Indebtedness, except the Indebtedness incurred or otherwise contemplated by this Agreement.

         6.4 Advances, Investments and Notes. Borrower will not lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to any Person, except:

         (a) investments in Cash and Cash Equivalents;

         (b) receivables owing to Borrower and advances to customers and suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; and

         (c) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business.

         6.5 Modification of Organizational Documents. Borrower will not amend, modify or change any of its organizational documents including, without limitation, its certificate of incorporation, or any agreement entered into by Borrower with respect to its capital stock or enter into any new agreement with respect to its capital stock, the result of which is reasonably likely to be adverse to the interests of Lender.

         6.6 Dividends, etc. Borrower will not declare or pay or authorize any dividend, distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for any consideration, any of the capital stock or other equity interests of Borrower now or hereafter outstanding (or any warrants or options in respect of such equity interests), or set aside any funds for any of the foregoing purposes.

         6.7 Disbursements; Other Bank Accounts. Borrower shall not cause any funds in any Bank Account to be disbursed without the prior written consent of Lender. Borrower shall not open any new bank account without the prior written consent of Lender.

         6.8 Subsidiaries. Borrower shall not form, acquire or permit any Person to become its Subsidiary.

         6.9 Disposition of Assets. Borrower will not engage in any sale, transfer, assignment, lease or other disposition of any of its assets to any Person, except that Borrower may sell, assign, transfer, convey, or otherwise dispose of or lease all or any part of its Inventory, acquired and disposed of in the ordinary course of business.

         6.10 ERISA. Borrower will not adopt, or become obligated to contribute to, or allow any of its ERISA Affiliates to adopt, maintain, or contribute to, a Pension Plan, and Borrower will not become obligated to contribute to, or allow any of its ERISA affiliates to become obligated to contribute to, any Multiemployer Plan.

         6.11 Mergers and Acquisitions. Borrower will not acquire any Person (including through the purchase of all of the capital stock or other ownership interests of such Person or through merger or consolidation or acquisition of all or substantially all of the assets of such Person) or merge with any other Person.

         6.12 Limitations on Issuances of Common Stock. Borrower will not, nor permit any Subsidiary to, issue, sell or otherwise dispose of any shares of any of its capital stock, any option rights thereto or any securities convertible into capital stock of Borrower or any Subsidiary to any vendor or other third party provider of goods or services to the Company or any Subsidiary.

         6.13 Press Releases. Borrower will not issue any press release which contains the name of, or a reference to, Lender or any of its Affiliates without the prior consent of Lender.

         SECTION 7. Events of Default. Each of the following upon its occurrence and during its continuance shall constitute an event of default ("Event of Default"):

         7.1 Payments. Borrower shall fail to pay when due any principal of, or interest on, the Loans or any fee payable under this Agreement or any of the other Loan Documents and such failure shall continue unremedied for five or more Business Days.

         7.2 Representations, etc. Any representation, warranty or statement made or deemed made by Borrower herein, or in any other Loan Document, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made.

         7.3 Covenants. Borrower shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 6, or
(b) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any Loan Document and such default shall continue unremedied for a period of at least fifteen days after the date of such default.

         7.4 Default Under Other Agreements. (a) Borrower shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) in excess of $50,000 beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity, or (b) any such Indebtedness of Borrower shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof.

         7.5 Bankruptcy, etc. Borrower shall commence a voluntary case concerning itself under the Bankruptcy Code; or an involuntary case is commenced against Borrower and the petition is not controverted within ten days, or is not dismissed or stayed within sixty days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Borrower; or Borrower commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Borrower; or there is commenced against Borrower any such proceeding which remains undismissed and unstayed for a period of sixty days; or Borrower is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Borrower suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of sixty days; or Borrower makes a general assignment for the benefit of creditors; or any corporate action is authorized by Borrower for the purpose of effecting any of the foregoing.

         7.6 Security Documents. Any Security Document shall cease to be in full force and effect, or shall cease to give Lender the Liens, rights, powers and privileges purported to be created thereby, in favor of Lender, superior to and prior to the rights of all third Persons and subject to no Liens other than Liens expressly permitted by this Agreement and the applicable Security Document.

         7.7 Judgments. One or more judgments or decrees shall be entered against Borrower involving a liability of $100,000 or more in the case of any one such judgment or decree and $100,000 or more in the aggregate for all such judgments and decrees (in either case in excess of the amount covered by insurance as to which the insurance company has acknowledged coverage) and (i) any such judgments or decrees shall not have been vacated, discharged, bonded or enforcement thereof stayed pending appeal within sixty days from the entry thereof or (ii) any enforcement proceeding therefor shall have been commenced.

         Then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, Lender shall, by written notice to Borrower, take any or all of the following actions, without prejudice to the rights of Lender, to enforce its claims against Borrower; provided, however, that, if an Event of Default specified in Section 7.5 shall occur, the result which would occur upon the giving of written notice by Lender as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) terminate the availability of any Loan not theretofore made to Borrower and/or accelerate the maturity date of each Loan outstanding and declare the principal of and accrued interest in respect of each such Loan, and all other Obligations owing hereunder and under any Loan Document, to be immediately due and payable, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower, and/or (ii) enforce any or all of the remedies created pursuant to the Security Documents.

         SECTION 8. Miscellaneous.

         8.1 Payment of Expenses, etc. Borrower agrees to: (i) pay all reasonable out-of-pocket costs and expenses of Lender (including, without limitation, the reasonable attorneys' fees and disbursements in connection with the enforcement of, or the preservation of rights under, this Agreement and any of the other Loan Documents (including, without limitation, in any bankruptcy, insolvency, reorganization or similar proceedings); (ii) pay and hold Lender harmless from and against any and all present and future stamp and other similar taxes with respect to this Agreement and the other Loan Documents and save Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to Lender) to pay such taxes; (iii) pay all filing and recording fees relating to, and taxes and other charges incurred in connection with, perfecting, maintaining and protecting the Liens created or contemplated to be created pursuant to the Security Documents; and (iv) indemnify Lender, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages, costs or expenses incurred by any of them (except to the extent resulting from their gross negligence or willful misconduct) as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not Lender is a party thereto) related to the entering into and/or performance of any Loan Document or the use of the proceeds of each Loan hereunder or the consummation of any other transactions contemplated in any Loan Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding.

         8.2 Right of Set-off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, Lender is hereby authorized at any time or from time to time thereafter, without presentment, demand, protest or other notice of any kind to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by Lender to or for the credit or the account of Borrower against and on account of the Obligations of Borrower to Lender under this Agreement or under any of the other Loan Documents, and all other claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

         8.3 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, tele-copier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to Borrower to: MEHL/Biophile International Corp., 4127 NW 27th Lane, Suite A, Gainesville, FL 32606,
Attention: Thomas L. Mehl, Sr. with a copy to: Bingham Dana LLP, 399 Park Avenue, New York, NY 10022, Attention: Alan Bernstein; if to Lender, at Clearwater Fund IV, LLC, 611 Druid Road East #200, Clearwater, Florida 33756, with a copy to: Rosenman & Colin LLP, 575 Madison Avenue, New York, New York 10022, Attention: Todd J. Emmerman; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall, when mailed, be effective upon receipt, or when telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when delivered to the telegraph company, cable company or overnight courier, as the case may be, or when sent by telex or telecopier.

         8.4 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, all future holders of each Note, and their respective successors and assigns. Borrower may not assign or delegate any of its rights and obligations hereunder without the prior written consent of Lender.

         (b) Lender shall have the right to transfer or assign all or any part of each Note. Lender may furnish any information concerning Borrower in the possession of Lender from time to time to assignees (including prospective assignees).

         8.5 No Waiver; Remedies Cumulative. No failure or delay on the part of Lender in exercising any right, power or privilege under this Agreement or under any other Loan Document and no course of dealing between Borrower and Lender shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which Lender would otherwise have. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lender to any other or further action in any circumstances without notice or demand.

         8.6 Corporate Governance; Options. (a) Upon or in connection with the appointment or election of two individuals acceptable to the Executive Committee as directors of Borrower (i) Lender agrees to cause one Lender Designee determined by it to resign as a director of Borrower and (ii) Borrower agrees to cause one Mehl Director determined by Mr. Mehl to resign as a director of Borrower.

         (b) Lender agrees to cause the resignation of one additional Lender Designee from the Board of Directors of Borrower upon repayment in full of all of the Obligations under this Agreement.

         (c) Notwithstanding anything to the contrary set forth in this Agreement, Lender hereby consents to the granting of the options contemplated by the Capital Contribution Agreement attached as Exhibit G hereto.

         8.7 Governing Law; Submission to Jurisdiction; Venue.

         (A) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER AND LENDER HEREBY IRREVOCABLY ACCEPT FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.

         (B) BORROWER AND LENDER HEREBY IRREVOCABLY WAIVE ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         8.8 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with Borrower and Lender.

         8.9 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         8.10 Amendment or Waiver. Neither this Agreement nor any other Loan Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the parties hereto.

         8.11 WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         8.12 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

         8.13 Entire Agreement. This Agreement together with the other Loan Documents embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

         8.14 Execution by Facsimile Transmission. This Agreement may be validly executed and delivered by exchange of executed signature pages by facsimile transmission, provided that original executed signature pages are promptly delivered to each party thereafter by overnight courier.

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                                    CLEARWATER FUND IV, LLC

                                    By: /s/ Hans F. Heye
                                             Name: Hans F. Heye
                                             Title: Managing Member

                                    MEHL/BIOPHILE INTERNATIONAL CORPORATION

                                    By: /s/ David Fowler
                                             Name: David Fowler
                                             Title: President